EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
Richard L. Dunn, Senior Vice President
and CFO
(561) 627-7171

Palm Beach Gardens, Florida	August 29, 2005
DYCOM ANNOUNCES FISCAL 2005 FOURTH QUARTER EARNINGS AND PROVIDES
GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, August 29, 2005—Dycom Industries, Inc. (NYSE Symbol: “DY”) announced its results today for the fourth quarter ended July 30, 2005. The Company reported a net loss for the quarter ended July 30, 2005 of $12.4 million, or a loss of $0.25 per common share diluted, versus net income for the quarter ended July 31, 2004 of $17.1 million, or $0.35 per common share diluted. Included in net loss for the quarter ended July 30, 2005 was a goodwill impairment charge of approximately $29.0 million (or $0.59 per diluted share) related to the Company’s White Mountain Cable Construction subsidiary. Excluding this item, net income for the quarter ended July 30, 2005 would have been $16.6 million, or $0.34 per common share diluted. Total contract revenues for the quarter ended July 30, 2005 were $251.3 million compared to total contract revenues of $260.8 million for the quarter ended July 31, 2004, a decrease of 3.6%.
For the year ended July 30, 2005, the Company reported net income of $24.3 million, or $0.49 per common share diluted, versus net income for the year ended July 31, 2004 of $58.6 million, or $1.20 per common share diluted. Total contract revenues for the year ended July 30, 2005 were $986.6 million compared to total contract revenues of $872.7 million for the year ended July 31, 2004, an increase of 13.1%. Included in the net income for the year ended July 30, 2005 was a goodwill impairment charge of approximately $29.0 million (or $0.59 per diluted share) related to the Company’s White Mountain Cable Construction subsidiary. Excluding this item, net income for the year ended July 30, 2005 would have been $53.3 million, or $1.08 per common share diluted. Included in the net income for the year ended July 31, 2004 was a nonrecurring gain of $11.4 million ($6.8 million net of tax) related to the sale of long-term accounts receivable, and a charge of $2.3 million ($1.4 million net of tax) related to a reserve recorded in connection with a federal employment tax audit. Excluding these items, net income for the year ended July 31, 2004 would have been $53.2 million, or $1.09 per common share diluted.
In comparing the financial results for the three-month and one-year periods ended July 30, 2005 with prior periods, it should be noted that Dycom utilizes a 52/53 week fiscal year ending on the last Saturday in July. As a result, the fourth quarter of fiscal 2005 contained 13 weeks and the year ended July 30, 2005 contained 52 weeks compared to 14 weeks for the fourth quarter of fiscal 2004 and 53 weeks for the year ended July 31, 2004.

Dycom also announced its outlook for the first quarter of fiscal 2006. The Company currently expects revenue for the first quarter of fiscal 2006 to range from $225 million to $245 million and diluted earnings per share to range from $0.17 to $0.23.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Tuesday, August 30, 2005; call 877-531-2988 (United States) or 612-332-0720 (International) and request “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, September 29, 2005.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2005 results are preliminary and quarterly information is unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether recent acquisitions can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. We do not undertake to update forward looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 30, 2005 and July 31, 2004
Unaudited

	July 30,	July 31,
($ in 000’s)	2005	2004

ASSETS
Current Assets:
Cash and equivalents	$83,062	$31,383
Short-term investments	—	20,010
Accounts receivable, net	161,321	131,927
Costs and estimated earnings in excess of billings	65,559	58,175
Deferred tax assets, net	12,535	11,922
Income taxes receivable	—	6,988
Inventories	8,116	5,353
Other current assets	11,286	10,276

Total current assets	341,879	276,034

Property and equipment, net	117,145	100,353
Intangible assets, net	227,443	259,319
Deferred tax assets, net non-current	—	5,561
Other	10,242	10,568

Total	$696,709	$651,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$37,185	$34,348
Notes and capital leases payable	2,749	4,163
Billings in excess of costs and estimated earnings	464	142
Accrued self-insured claims	28,166	22,298
Income taxes payable	6,598	—
Other accrued liabilities	43,550	41,527

Total current liabilities	118,712	102,478

Notes and capital leases payable	4,179	7,094
Accrued self-insured claims	22,652	22,473
Deferred tax liability	1,299	—
Other liabilities	57	829
Stockholders’ Equity	549,810	518,961

Total	$696,709	$651,835

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
(In 000’s, except per share amounts)	2005	2004	2005	2004

Contract revenues	$251,263	$260,764	$986,627	$872,716

Cost of earned revenues	199,016	200,672	785,616	673,562
General and administrative expenses	21,886	21,224	79,727	75,356
Depreciation and amortization	11,003	11,614	46,593	42,066
Goodwill impairment charge	28,951	—	28,951	—

Total costs and expenses	260,856	233,510	940,887	790,984

Interest income/(expense), net	462	37	924	(188)
Other income, net	6,978	929	11,970	4,277
Gain on sale of long term accounts receivable	—	—	—	11,359

Income (loss) before income taxes	(2,153)	28,220	58,634	97,180

Provision for income taxes	10,240	11,134	34,320	38,547

Net income (loss)	$(12,393)	$17,086	$24,314	$58,633

Earnings (loss) per common share:

Basic earnings (loss) per share	$(0.25)	$0.35	$0.50	$1.21

Diluted earnings (loss) per share	$(0.25)	$0.35	$0.49	$1.20

Shares used in computing earnings (loss) per common share:
Basic	48,849	48,554	48,747	48,349

Diluted	48,849	48,998	49,185	48,820

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON GAAP INFORMATION
Unaudited

	13 Weeks Ended	52 Weeks Ended
($ in 000’s except per share amounts)	July 30, 2005	July 30, 2005

Items
Goodwill impairment charge	$(28,951)	$(28,951)

GAAP net income (loss)	$(12,393)	$24,314
Adjusted for item above	28,951	28,951

Non GAAP net income	$16,558	$53,265

Earnings (loss) per common share:

Basic earnings (loss) per share — GAAP	$(0.25)	$0.50
Adjustment for items above	0.59	0.59

Basic earnings per share — Non GAAP	$0.34	$1.09

Diluted earnings (loss) per share — GAAP	$(0.25)	$0.49
Adjustment for items above	0.59	0.59

Diluted earnings per share — Non GAAP	$0.34	$1.08

Shares used in computing earnings (loss) per common share:

Basic	48,849	48,747

Diluted	49,133	49,185

	14 Weeks Ended	53 Weeks Ended
	July 31, 2004	July 31, 2004
Items
Gain on sale of long term accounts receivable, net of taxes of $4,544	$—	$6,815
Reserve recorded in connection with a federal employment tax audit, net of taxes of $914	—	(1,386)

	$—	$5,429

GAAP net income	$17,086	$58,633
Adjusted for items above	—	(5,429)

Non GAAP net income	$17,086	$53,204

Earnings per common share:

Basic earnings per share — GAAP	$0.35	$1.21
Adjustment for items above	—	(0.11)

Basic earnings per share — Non GAAP	$0.35	$1.10

Diluted earnings per share — GAAP	$0.35	$1.20
Adjustment for items above	—	(0.11)

Diluted earnings per share — Non GAAP	$0.35	$1.09

Shares used in computing earnings per common share:

Basic	48,554	48,349

Diluted	48,998	48,820